SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4, 2004

UNITED FINANCIAL, INC.

(Exact name of Registrant as specified in its charter)

North Carolina	000-50018	55-0796470
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1128 South Main Street, Graham, North Carolina 27253

(Address of principal executive offices)

Registrant’s telephone number, including area code (336) 226-1223

Not Applicable

(Former address of principal executive offices)

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

On May 4, 2004, United Financial, Inc. (the “Registrant”) issued a press release (the “Press Release”) to report quarter end results for March 31, 2004. The Press Release is attached as Exhibit 99.1 to this Current Report and is incorporated by reference into this Item 5. The press release reported that net income (unaudited) for the three months ended March 31, 2004 was $150,000 compared to $296,000 for the same period in 2003. Earnings for 2003 include gains from the sale of investments of $150,000, compared with $28,000 in 2004. The Registrant’s assets at March 31, 2004 increased to $136 million compared with $126 million at March 31, 2003. The Registrant’s shareholders’ equity was approximately $11 million at March 31, 2004 compared with $10.3 million at March 31, 2003. For the three months ended March 31, 2004, net interest income increased to $1,048,000 from $921,000 during the same period last year. For the three months ended March 31, 2004, non interest income, excluding investment gains, decreased from $207,000 to $206,000. For the three month periods ended March 31, non-interest expense increased from $905,000 in 2004 to $1.1 million in 2004.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	Press Release dated May 4, 2004 with respect to the Registrant’s financial results for the quarter ended March 31, 2004

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On May 4, 2004, the Registrant issued the Press Release to report quarter end results for March 31, 2004. The Press Release is attached as Exhibit 99.1 to this Current Report and is incorporated by reference into this Item 12. The press release reported that net income (unaudited) for the three months ended March 31, 2004 was $150,000 compared to $296,000 for the same period in 2003. Earnings for 2003 include gains from the sale of investments of $150,000, compared with $28,000 in 2004. The Registrant’s assets at March 31, 2004 increased to $136 million compared with $126 million at March 31, 2003. The Registrant’s shareholders’ equity was approximately $11 million at March 31, 2004 compared with $10.3 million at March 31, 2003. For the three months ended March 31, 2004, net interest income increased to $1,048,000 from $921,000 during the same period last year. For the three months ended March 31, 2004, non interest income, excluding investment gains, decreased from $207,000 to $206,000. For the three month periods ended March 31, non-interest expense increased from $905,000 in 2004 to $1.1 million in 2004.

This Current Report on Form 8-K (including information included or incorporated by reference herein) may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of our goals and expectations with respect to earnings, earnings per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, “projects”, “outlook” or similar expressions. These statements are based upon the current beliefs and expectations of our management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond our control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED FINANCIAL, INC.

By:	/s/ William M. Griffith, Jr.
William M. Griffith, Jr.
President and CEO

Dated: May 5, 2004

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release